UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 23, 2011

Altair Nanotechnologies Inc.
(Exact Name of Registrant as Specified in its Charter)

Canada	1-12497	33-1084375
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

204 Edison Way Reno, NV		89502
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code:
(775) 858-3750

N/A
(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 23, 2011, Altair Nanotechnologies Inc. (the “Company”) held an annual and special meeting of shareholders (the “Meeting”).  The shareholders approved all proposals considered at the Meeting and approved all nominees of the Company for director, as follows:

1.             The a proposal to increase in the number of authorized shares under the Altair Nanotechnologies Inc. 2005 Stock Incentive Plan from 2,250,000 to 7,250,000 shares if the Common Share Issuance with Canon Investment Holdings Ltd. closes or from 2,250,000 to 4,750,000 if the Common Share Issuance with Canon Investment Holdings Ltd. does not close was approved based upon the following vote:

Votes For	7,205,019
Votes Against	1,504,219
Abstentions	53,727
Broker Non-Votes	12,908,396

2.             The proposal to approve an amendment to the Company’s Articles of Continuance to increase the maximum number of directors from nine to eleven was approved based on the following vote:

Votes For	7,383,225
Votes Against	1,325,789
Abstentions	53,951
Broker Non-Votes	12,908,396

3.             The proposal to approve certain clarifying changes to our By-laws was approved based on the following vote:

Votes For	7,416,859
Votes Against	1,253,585
Abstentions	92,521
Broker Non-Votes	12,908,396

4.             The following person were elected to serve as directors, each to serve until the next annual meeting of shareholders of the Company or until their respective successor shall have been duly elected, unless they are earlier resign or are removed:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jon N. Bengtson	7,736,007	1,026,959	12,908,395
Hossein Asrar Haghighi	7,755,682	1,007,283	12,908,396
George E. Hartman	7,897,434	883,532	12,908,395
Alexander Lee	7,805,016	957,949	12,908,396
Pierre Lortie	7,728,725	1,034,240	12,908,396
Robert G. van Schoonenberg	7,965,058	707,907	12,908,396
Terry M. Copeland	7,814,738	948,228	12,908,395

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5.           The proposal to appoint Perry-Smith LLP as independent public accounting firm of the Company for the fiscal year ending December 31, 2011 and to authorize the Audit Committee of the Board of Directors  to fix their remuneration was approved based on the following vote:

Votes For	19,190,733
Votes Against	2,307,658
Abstentions	172,970
Broker Non-Votes	N/A

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altair Nanotechnologies Inc.

Dated: June 30, 2011	By:	/s/ Terry Copeland
Terry Copeland, Chief Executive Officer

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